UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016 (January 8, 2016)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On January 8, 2016, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) entered into a Purchase Agreement (the “Agreement”) to acquire a 78,000 square-foot medical office building located on the Melbourne bayfront for a purchase price of $15.45 million (the “Purchase Price”) from Marina Towers, LLC, a Florida limited liability company herein referred to as "Seller”. The facility is located at 709 S. Harbor City Blvd., Melbourne, FL on 1.9 acres of land.  The acquisition includes the site and building, an easement on the adjacent property to the north for surface parking, all tenant leases, and above and below ground parking garages (the “Property”).

The entire facility will be leased back to FCID Holdings, Inc. via a 10-year absolute triple-net master lease agreement that expires in 2026.  The tenant has two successive options to renew the lease for five-year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be adjusted to the prevailing fair market rent at renewal and will escalate in successive years during the extended lease period at two percent (2%) annually.

The material terms of the agreement provide for: (i) an “Advanced Deposit” paid by Seller by January 18, 2016 in the amount of $20,000 to the title company; (ii) an “Earnest Money” deposit paid by us by January 18, 2016 in the amount of $20,000 to the title company that will be applied to the Purchase Price at closing; (iii) the delivery by Seller of items identified on the preliminary due diligence checklist attached as an exhibit to the Agreement; (iv) a property inspection  (“Due Diligence Period”) that will expire at 5:00 p.m. EST on February 8, 2016, during which time the Company shall have the right to terminate this Agreement by written notice to the Seller in the event the Company, in the Company’s sole discretion, is not satisfied with the Property for any reason, provided that such notice is delivered (in accordance with the provisions of this Agreement) to Seller on or before 5:00 p.m. EST prior to the last day of the Due Diligence Period; (v) if this Agreement is not terminated, then this Agreement shall remain in full force and effect, and the Earnest Money deposit shall become non-refundable, except as otherwise expressly provided herein; (vi) a closing date that shall occur on or before 2:00 p.m. CT on March 7, 2016. The Agreement also contains additional customary covenants, representations and warranties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit

Description

10.1

Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: January 14, 2016	By: /s/ David Young
David Young Chief Executive Officer (Principal Executive Officer)

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